UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 12, 2020

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2020, Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) entered into an option agreement (the “Option Agreement”) with Copperbelt AG, a corporation existing under the laws of Switzerland (“CB Parent”), and Dostyk LLP, an entity existing under the laws of Kazakhstan and a wholly-owned subsidiary of CB Parent (“CB Sub,” and together with CB Parent, “CB”), pursuant to which Silver Bull will receive the exclusive right and option (the “Option”) to acquire CB’s right, title and 100% interest in the Beskauga Property located in Kazakhstan (the “Beskauga Property”), which consists of the Beskauga Main project (the “Beskauga Main Project”) and the Beskauga South project (the “Beskauga South Project”). Upon the execution of the Option Agreement, Silver Bull paid CB Parent US$30,000.

The closing of the transactions contemplated by the Option Agreement is subject to customary closing conditions, including the payment by Silver Bull to CB Parent of US$40,000 within five business days after the results of Silver Bull’s due diligence on the Beskauga Property are completed to the Company’s satisfaction. Silver Bull will have a 60-day due diligence period beginning after the Company has been able to access the Beskauga Property in a matter that complies with governmental recommendations and advisories with respect to the global COVID-19 pandemic, among other conditions.

The Option Agreement provides that subject to the terms and conditions set forth in the Option Agreement, in order to maintain the effectiveness of the Option, Silver Bull must incur US$2,000,000 in cumulative exploration expenditures on the Beskauga Property by the first anniversary following the closing of the transactions contemplated by the Option Agreement (the “Closing Date”), US$5,000,000 in cumulative expenditures on the Beskauga Property by the second anniversary following the Closing Date, US$10,000,000 in cumulative expenditures on the Beskauga Property by the third anniversary following the Closing Date, and US$15,000,000 in cumulative expenditures on the Beskauga Property by the fourth anniversary following the Closing Date (collectively, the “Exploration Expenditures”). The Option Agreement also provides that subject to the terms and conditions set forth in the Option Agreement, after Silver Bull has incurred the Exploration Expenditures, Silver Bull may exercise the Option and acquire (i) the Beskauga Property by paying CB US$15,000,000 in cash, (ii) the Beskauga Main Project only by paying CB US$13,500,000 in cash, or (iii) the Beskauga South Project only by paying CB US$1,500,000 in cash.

In addition, the Option Agreement provides that subject to the terms and conditions set forth in the Option Agreement, Silver Bull may be obligated to make the following bonus payments (collectively, the “Bonus Payments”) to CB Parent if the Beskauga Main Project or the Beskauga South Project is the subject of a bankable feasibility study in compliance with Canadian National Instrument 43-101 indicating gold equivalent resources in the amounts set forth below, with (i) (A) 20% of the Bonus Payments payable after completion of the bankable feasibility study or after the mineral resource statement is finally determined and (B) the remaining 80% of the Bonus Payments due within 15 business days of commencement of on-site construction of a mine for the Beskauga Main Project or the Beskauga South Project, as applicable, and (ii) up to 50% of the Bonus Payments payable in shares of Silver Bull common stock to be valued at the 20-day volume-weighted average trading price of the shares on the Toronto Stock Exchange calculated as of the date immediately preceding the date such shares are issued:

Gold equivalent resources	Bonus Payment
Beskauga Main Project
3,000,000 ounces	US$2,000,000
5,000,000 ounces	US$4,000,000
7,000,000 ounces	US$6,000,000
10,000,000 ounces	US$8,000,000
Beskauga South Project
2,000,000 ounces	US$2,000,000
3,000,000 ounces	US$3,000,000
4,000,000 ounces	US$3,000,000
5,000,000 ounces	US$4,000,000

For example, if 5,000,000 ounces of gold equivalent resources and 3,000,000 ounces of gold equivalent resources are detailed in bankable feasibility studies on the Beskauga Main Project and the Beskauga South Project, respectively, that are unchallenged by CB, then CB Parent would be entitled to bonus payments equal to US$6,000,000 in respect of the Beskauga Main Project and US$5,000,000 in respect of the Beskauga South Project.

Silver Bull, CB Parent, and CB Sub have made customary representations and warranties in the Option Agreement for a transaction of this nature. The representations and warranties of the parties will survive for a period of three years after the date of the Option Agreement.

In addition, the parties have agreed to certain covenants in the Option Agreement, including with respect to, among other items, (i) CB Sub serving as the operator for the exploration of the Beskauga Property, with any related work done being pursuant to programs and budgets approved by Silver Bull; (ii) CB operating CB Sub in the ordinary course of business in accordance with past custom and practice; (iii) each party being obligated, during the term of the Option Agreement, to notify the other parties of any opportunities to stake or otherwise acquire any mineral interest or rights located wholly or in part in a certain area of interest, with the other party having an opportunity to participate in the staking or acquisition of such mineral interest or rights; and (iv) Silver Bull having a right of first refusal if CB receives a bona fide offer from an arms-length third party to purchase either all of its interest in the Beskauga Property or only the interest in the Beskauga Main Project or Beskauga South Project. If Silver Bull does not exercise its right of first refusal with respect to any such interest of CB and such interest is transferred to a third party, such party must agree in writing to be bound by the terms and conditions of the Option Agreement applicable to CB. The obligations of each party to the Option Agreement may be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control.

The Option Agreement may be terminated under certain circumstances, including (i) upon the mutual written agreement of Silver Bull and CB; (ii) upon the delivery of written notice by Silver Bull, provided that at the time of delivery of such notice, unless there has been a material breach of a representation or warranty given by CB that has not been cured, the Beskauga Property is in good standing; (iii) if there is a material breach by a party of its obligations under the Option Agreement and the other party has provided written notice of such material breach, which is incapable of being cured or remains uncured; or (iv) if the Closing Date does not occur by August 12, 2021.

2

Each of Silver Bull and CB has also agreed to indemnify each other against certain losses in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in the Option Agreement.

In connection with the transactions contemplated by the Option Agreement, the Company expects to pay a finder’s fee to a third party in the form of shares of Silver Bull common stock.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 3.02.

Any shares of Silver Bull common stock that are issued to CB Parent in connection with the Bonus Payments or to the finder will be subject to such legends and transfer restrictions as may be required under applicable securities laws. The Company will be relying on the exemption from registration under Regulation S of the Securities Act of 1933, as amended, for purposes of any shares of Silver Bull common stock that are issued to CB Parent in connection with the Bonus Payments or to the finder.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: August 18, 2020	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer

4